[Form of Lock-up Agreement]


Casinovations Incorporated
5240 S. Eastern Avenue, First Floor
Las Vegas, Nevada  89119

               RE:  PUBLIC OFFERING

Ladies and Gentlemen:

           This letter is being delivered to you in connection with the offering (the "Offering") by Casinovations Incorporated, a Washington corporation (the "Company"), of up to 1,500,000 shares of common stock, $.001 par value of the Company (the "Common Stock") and additional shares of Common Stock held by existing shareholders of the Company.

           In order to induce investors to purchase Common Stock in the Offering, the undersigned will not, without your prior written consent, offer, sell, contact to sell, pledge or otherwise dispose of, or file a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of one year after the date of this letter agreement (this "Agreement"), other than shares of Common Stock disposed of as bona fide gifts approved by you, provided that requests for such approval shall be acted upon promptly.

           If for any reason the last sale price of the Common Stock, (a) on any stock exchange designated by the Company on which the Common Stock may be listed, (b) if the Common Stock is not traded on any stock exchange, by any reputable quotation reporting service, or (c) if such quotations are not reported by any such reporting service, by any dealer in securities dealing in the Common Stock, exceeds $2.875 for ninety (90) consecutive trading days, this Agreement shall be terminated.



_________________________     ___________________________________
Date                          Signature

                              ___________________________________
                              Print Name